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February 28, 2003

RESIN SYSTEMS INC.

14604 – 115 A Avenue

Edmonton, AB, T5M 3C5

Tel: 780-482-1953                   Fax: 780-452-8755

Management’s Responsibility for Financial Reporting

August 31, 2002

The accompanying consolidated financial statements and all of the information included in this report have been prepared by and are the responsibility of, management and the Board of Directors of Resin Systems Inc.  The consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles and reflect management’s best estimates and judgments based on currently available information.  The significant accounting policies which management believes are appropriate for the Company are described in Note 2 of the consolidated financial statements.

Additionally, management has prepared, as a supplement to the consolidated financial statements, a reconciliation of the financial information to conform to United States generally accepted accounting principles.  The Company became a reporting issuer of the U.S. Securities and Exchange Commission (“SEC”) as announced on December 3, 2002.

The Company has developed and maintains an appropriate system of internal controls in order to ensure, on a reasonable and cost-effective basis, that relevant and reliable financial information is produced.

The Board of Directors is responsible for reviewing and approving the consolidated financial statements and overseeing management’s performance of its financial reporting responsibilities.  The Board has appointed an Audit Committee comprised of one officer and two independent Directors.

The Audit Committee reviews the financial statements, the adequacy of internal controls, the audit process and financial reporting with management and the external auditors.  The Audit Committee reports to the Board of Directors prior to the approval of the audited financial statements for publication.

KPMG LLP, the external auditors, have performed an audit of the consolidated financial statements in accordance with Canadian generally accepted auditing standards on behalf of the shareholders.

January 8, 2003

Signed  “Greg Pendura”

Signed  “Keith Gerrard”

Greg Pendura

 Keith Gerrard

President and CEO

Controller

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